UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 15, 2008
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	33-64304	81-0331430

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

401 North 31st Street, Billings, MT	59116

(Address of principal executive offices)	(Zip Code)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 15, 2008, First Interstate BancSystem, Inc. (the “Registrant”) entered into a Stock Purchase Agreement dated December 15, 2008 among Fiserv, Inc. (“Fiserv”) and Fiserv’s wholly-owned subsidiary, Fiserv Solutions, Inc. (the “Buyer”). Under the terms of the Stock Purchase Agreement, the Registrant agreed to sell and the Buyer agreed to purchase all of the issued and outstanding stock of the Registrant’s wholly-owned technology services subsidiary, i_Tech Corporation (“i_Tech”).
     i_Tech provides data technology, item processing and ATM processing support services to the Registrant, its subsidiaries and non-affiliated customers using software licensed from Information Technology, Incorporated (“ITI”), a subsidiary of Fiserv and an affiliate of the Buyer. Year-to-date through December 15, 2008, i_Tech made payments to ITI totaling $4,332,000 for software, software maintenance, professional services, equipment and education. All transactions were made in the ordinary course of business on prevailing market terms.
     Under the terms of the Stock Purchase Agreement, the cash purchase price to be received by the Registrant is approximately $40,000,000. The purchase price is subject to certain adjustments set forth in Section 1.05 of the Stock Purchase Agreement, the amount of which will be determined as of the closing date of the transaction. The transaction is expected to close December 31, 2008. The Stock Purchase Agreement contemplates an orderly transition pursuant to a transition services agreement and contains representations, warranties, covenants, indemnification and other contractual provisions that are customary for transactions of such type.
     In connection with the Stock Purchase Agreement, the Registrant’s banking subsidiaries will enter into a service agreement with Fiserv to receive data processing, electronic funds transfer and other similar services for a period of seven years from the date of closing at terms and conditions mutually acceptable to all parties.
     A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The description of the Stock Purchase Agreement set forth above is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.
     The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding the intended transaction, the purchase price, the expected closing date of the transaction, and ongoing services to be provided. All forward-looking statements involve assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or anticipated therein. Among the factors that could cause actual results to differ materially from the forward-looking statements are (i) the possibility that the Stock Purchase Agreement is not consummated on or before the anticipated closing date or anytime thereafter due a failure of closing conditions, (ii) the potential breach of the Stock Purchase Agreement by one or more of the parties thereunder, (iii) adjustments to the purchase price at closing, (iv) the possible amendment or termination of the Stock Purchase Agreement, and (v) changes or disruptions to the contemplated transition and future data processing and software services. Readers are cautioned not to place undue reliance on any forward-looking statement. The Registrant undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which this statement is made or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
2.1	Stock Purchase Agreement among First Interstate BancSystem, Inc., Fiserv, Inc. and Fiserv Solutions, Inc.

In accordance with Item 601(b)(2) of Regulation S-K, all exhibits and schedules to the Stock Purchase Agreement are omitted. The Registrant agrees to furnish supplementally a copy of any omitted exhibits and schedules to the Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 15, 2008

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer